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                                                                     Exhibit 99

                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                               SEPTEMBER 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1.    Statement of Cash Available for Distribution for the
      three months ended September 30, 1997:
             Net Loss                                                $ (229,000)
             Add: Amortization expense                                   22,000
                      Depreciation expense                              478,000
             Less: Cash to reserves                                    (221,000)
                                                                     -----------
             Cash Available for Distribution                         $   50,000
                                                                     ===========

             Distributions allocated to Limited Partners             $   50,000
                                                                     ===========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1997:

 Entity Receiving                  Form of
   Compensation                  Compensation                           Amount
-----------------     -----------------------------------------         ------
General Partners      Interest in Cash Available for Distribution       $  -

Winthrop Management   Property Management Fee                           $85,000

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